Exhibit 3.2

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"URIGEN PHARMACEUTICALS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "VALENTIS, INC." UNDER THE NAME OF "URIGEN PHARMACEUTICALS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF JULY, A. D. 2007,  AT 12 : 29 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor
2784403 8100M	Harriet Smith Windsor, Secretary of State
070830700	AUTHENTICATION: 5856229
DATE: 07-19-07

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:46 PM 07/19/2007

FILED 12:29 PM 07/19/2007

SRV 070830700 - 2784403 FILE

CERTIFICATE OF MERGER

OF

VALENTIS, INC.

(a Delaware corporation)

AND

URIGEN PHARMACEUTICALS, INC.

(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Valentis, Inc.	Delaware

Urigen Pharmaceuticals, Inc.	Delaware

SECOND:    That 100% of the outstanding stock of Urigen Pharmaceuticals, Inc. is owned by Valentis, Inc. Inc.

THIRD:        That the name of the surviving corporation of the merger is Valentis, Inc. Inc., which will continue its existence as said surviving corporation under the name Urigen Pharmaceuticals, Inc.

FOURTH:    That the Certificate of Incorporation of Valentis, Inc. Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

"FIRST:        The name of the corporation is Urigen Pharmaceuticals, Inc."

FOURTH:    That the members of the Board of Directors of Valentis, Inc. unanimously adopted the following resolution by written consent on the 16th day of July, 2007:

RESOLVED, that the Company's wholly-owned subsidiary, Urigen Pharmaceuticals, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Urigen Pharmaceuticals, Inc.

FIFTH:     This merger shall be effective on July 19, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 19th day of July, 2007.

VALENTIS, INC.

By:	/s/ William Garner
Name: William J. Garner
Title: Chief Executive Officer

URIGEN PHARMACEUTICALS, INC.

By:	/s/ William Garner
Name: William J. Garner
Title: Chief Executive Officer